3. Sub-Management Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A dated November 20, 2014 -- Incorporated by reference to Post-Effective Amendment No. 210 to the Registrants
Registration Statement filed on May 26, 2015.